EXHIBIT 99.1

This Statement on Form 4 is filed jointly by the Reporting Persons listed below.  The principal business address of each of these Reporting Persons is 333 South Grand Avenue, 28th Fl., Los Angeles, CA 90071.

Name of Designated Filer: OAKTREE VALUE OPPORTUNITIES FUND GP, LTD.

Date of Event Requiring Statement: December 14, 2011

Issuer Name and Ticker or Trading Symbol:   XCO

OAKTREE VALUE OPPORTUNITIES FUND HOLDINGS, L.P.

By: Oaktree Value Opportunities Fund GP, L.P. Its: General Partner

By: Oaktree Value Opportunities Fund GP, Ltd. Its: General Partner

By: Oaktree Capital Management, L.P. Its: General Partner

By:	/s/ Lisa Arakaki
Name:	Lisa Arakaki
Title:	Managing Director

By:	/s/ Rajath Shourie
Name:	Rajath Shourie
Title:	Managing Director

OAKTREE VALUE OPPORTUNITIES FUND GP, L.P.

By: Oaktree Value Opportunities Fund GP, Ltd. Its: General Partner

By: Oaktree Capital Management, L.P. Its: Director

By:	/s/ Lisa Arakaki
Name:	Lisa Arakaki
Title:	Managing Director

By:	/s/ Rajath Shourie
Name:	Rajath Shourie
Title:	Managing Director

OAKTREE VALUE OPPORTUNITIES FUND GP, LTD.

By: Oaktree Capital Management, L.P. Its: Director

By:	/s/ Lisa Arakaki
Name:	Lisa Arakaki
Title:	Managing Director

By:	/s/ Rajath Shourie
Name:	Rajath Shourie
Title:	Managing Director

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